Exhibit 32.1
STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
With reference to the Quarterly Report of Incyte Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Meury, Chief Executive Officer of the Company, certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM J. MEURY

William J. Meury
Chief Executive Officer
October 29, 2026